Crawford & Company®
5335 Triangle Parkway
Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE
CRAWFORD & COMPANY REPORTS 2019 THIRD QUARTER RESULTS
NET INCOME UP SIGNIFICANTLY IN THIRD QUARTER
COMPANY ADJUSTS 2019 GUIDANCE

ATLANTA, (November 4, 2019) -- Crawford & Company (www.crawco.com) (NYSE: CRD-A and CRD-B), the world’s largest publicly listed independent provider of claims management and outsourcing solutions to insurance companies and self-insured entities, today announced its financial results for the third quarter ended September 30, 2019.
The Company’s two classes of stock are substantially identical, except with respect to voting rights and the Company’s ability to pay greater cash dividends on the non-voting Class A Common Stock (CRD-A) than on the voting Class B Common Stock (CRD-B), subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRD-A must receive the same type and amount of consideration as holders of CRD-B, unless different consideration is approved by the holders of 75% of CRD-A, voting as a class.

GAAP Consolidated Results Third Quarter 2019

•	Revenues before reimbursements of $254.7 million, compared with $255.0 million for the 2018 third quarter

•	Net income attributable to shareholders of $11.0 million, compared to $7.9 million in the same period last year

•	Diluted earnings per share of $0.21 for CRD-A and $0.19 for CRD-B, compared with $0.15 for CRD-A and $0.13 for CRD-B in the prior year third quarter

Non-GAAP Consolidated Results
Third Quarter 2019

Non-GAAP results for 2019 have been presented on a constant dollar basis to 2018 and excluding the pretax arbitration and claim settlements of $1.2 million in the 2019 period. Non-GAAP consolidated results for the 2018 quarter exclude the loss on disposition of business line.

•	Revenues before reimbursements, on a non-GAAP basis, of $262.0 million, increasing 2.7% compared with $255.0 million for the 2018 third quarter

•	Net income attributable to shareholders, on a non-GAAP basis, totaled $12.1 million in the 2019 third quarter, up compared to $8.8 million in the same period last year

•	Diluted earnings per share, on a non-GAAP basis, of $0.23 for CRD-A and $0.21 for CRD-B in the 2019 third quarter, up from $0.17 for CRD-A and $0.15 for CRD-B in the prior year third quarter

•
Consolidated adjusted operating earnings, on a non-GAAP basis, were $24.0 million, or 9.2% of non-GAAP revenues, in the 2019 third quarter, up compared with $16.5 million, or 6.5% of revenues, in the 2018 third quarter

•
Consolidated adjusted EBITDA, a non-GAAP financial measure, was $32.5 million, or 12.4% of non-GAAP revenues, in the 2019 third quarter, up compared with $25.5 million, or 10.0% of revenues, in the 2018 period

Management Comments
Mr. Harsha V. Agadi, president and chief executive officer of Crawford & Company, stated, “For the 2019 third quarter, on a constant currency basis, we delivered 2.7% revenue growth and solid margin expansion, demonstrating an improving trend from the second quarter’s result. The velocity of new business wins across the Company, globally, continues to build as our investments in technology and new client solutions are resonating in the market. While I am excited with our new client wins and pace of business, our results are being impacted by more benign weather in the third quarter, continuing into the fourth quarter, and a slower than expected revenue ramp by new clients. While I am disappointed with the reduction in our full year 2019 guidance, I remain confident that our goal of delivering 5% revenue growth and 15% earnings growth, annually, is achievable in the medium-term.
As we have previously mentioned, the strategic investments that we have made in our sales teams to drive market share and in new product development to access large untapped markets continues to drive momentum in our business as can be seen in our new client wins where we have signed $85.1 million in annual revenue value, year to date, which provides solid visibility to future revenue and profit growth. As an example, our TPA segment has won 76 new clients through September with an estimated $32 million of revenue annually, which is only in the early stages of ramping up. We were also pleased with the new client wins in our Contractor Connection business where we entered agreements with major carriers in the U.S. and the U.K. during the quarter and also initiated a pilot program with a major Canadian carrier.
Weather has been a factor this quarter as global insured losses from catastrophes are estimated to be less that 50% of the level reported in the year ago third quarter. A clear focus of our management team is to reduce our reliance on severe weather in an effort to deliver more predictable financial results. To that end, we are focused on handling small and medium carriers’ claims on an outsourced basis which represents a large and untapped market opportunity and will ultimately increase the predictability of our revenues and cash flow. Claims management is our expertise, and we can offer an industry-leading end-to-end solution at a more effective cost to the client. Early signs of our success can be seen in our CCS segment where we onboarded a number of U.S. and U.K. carriers during the third quarter.
Another priority for our management team is the continued improvement in our cash generation while maintaining our expense discipline. Through the third quarter, we generated a $38.9 million improvement in free cash flow compared to the 2018 year to date period. We have been using this cash flow in part to strengthen our balance sheet and our leverage ratio of net funded debt to EBITDA is now below 1.5x. We have also been using our cash flow to buy back our shares as we continue to see our share price as very attractive. In the third quarter, we repurchased approximately 633 thousand shares for an average price of $9.62. Year to date, we have repurchased approximately 2.8 million shares, at an average price of $9.23.”
Mr. Agadi concluded, “While I am disappointed to be reducing our outlook for the remainder of the year, I am more confident than ever that our goal of delivering 5% revenue growth and 15% earnings growth, annually, is in sight. Our new business wins and growing client revenue value provide visibility to improving financial results as we look to 2020. Additionally, our clients are seeing the many benefits that we can provide and are beginning to outsource large portions of their claims to Crawford which is an exciting growth opportunity that will ultimately help fuel our growth and reduce our reliance on severe weather.”

Segment Results for the Third Quarter
Crawford TPA Solutions
Crawford TPA Solutions segment revenues before reimbursements were $99.5 million in the 2019 third quarter, decreasing from $100.3 million in the 2018 third quarter. Absent foreign exchange rate fluctuations, revenues were $100.7 million, up from the prior year third quarter. Changes in foreign exchange rates resulted in a decrease in revenues of 1.2%, or $1.2 million, for the three months ended September 30, 2019, as compared with the 2018 period.
Excluding centralized indirect support costs, gross profit increased to $26.7 million, or a gross margin of 26.8% in 2019 from $26.5 million, or a gross margin of 26.5% in 2018, with slightly lower direct expenses as a percentage of revenues. After allocation of indirect costs, Crawford TPA Solutions recorded operating earnings of $9.3 million in the third quarter of 2019 representing an operating margin of 9.4% compared with $8.1 million, or 8.0% of revenues, in the 2018 third quarter.
Crawford Claims Solutions
Crawford Claims Solutions revenues before reimbursements were $86.3 million in the third quarter of 2019, increasing from $85.3 million in the third quarter of 2018 due to new clients in the U.S. and increases in the U.K. and Australia. Absent foreign currency rate fluctuations, third quarter 2019 revenues were $89.8 million up 5.3% from prior year third quarter.
Excluding centralized indirect support costs, gross profit increased to $19.8 million, or a gross margin of 22.9% in 2019 from $17.7 million, or a gross margin of 20.7% in 2018, due to an increase in new clients and expense reductions. After the allocation of indirect costs, operating earnings were $2.7 million in the 2019 third quarter compared with operating loss of $(0.1) million in the third quarter of 2018. These results represent an operating margin of 3.1% in the 2019 quarter and (0.2)% in the 2018 quarter.
Crawford Specialty Solutions
Crawford Specialty Solutions revenues before reimbursements were $68.9 million in the third quarter of 2019, down from $69.4 million in the same period of 2018. Absent foreign exchange rate fluctuations, revenues would have been $71.5 million for the three months ended September 30, 2019, increasing 3% over prior year revenues of $69.4 million. Changes in foreign exchange rates resulted in a decrease in revenues by 3.7%, or $2.6 million for the three months ended September 30, 2019, as compared with the 2018 period.
Excluding indirect support costs, gross profit decreased to $24.8 million, or a gross margin of 36.0%, in 2019 from $25.9 million, or a gross margin of 37.3%, in 2018, due to increased headcount to support client growth. After allocation of indirect costs, operating earnings were $13.3 million in the 2019 third quarter compared with $14.4 million in the 2018 period. The segment’s operating margin for the 2019 quarter was 19.3% as compared to 20.7% in the 2018 quarter.
Unallocated Corporate and Shared Costs and Credits, Net
Unallocated corporate costs, net were $1.6 million in the third quarter of 2019, compared with $5.8 million in the same period of 2018. The decrease for the three months ended September 30, 2019 was due to decreases in professional fees, self-insurance expense and other administrative costs, partially offset by an increase in defined benefit pension expense.

Arbitration and Claim Settlements
During the three months ended June 30, 2019, the Company recognized pretax charges in the amount of $11.4 million, or $0.15 per share after income taxes, related to an arbitration panel award to three of the four former executives of the Company's former Garden City Group associated with their departure from that company on December 31, 2015. During the three months ended September 30, 2019, the Company received a claim from the fourth former executive of the Garden City Group, which was settled for $1.2 million. The total expense for the nine months ended September 30, 2019 of $12.6 million, is classified as "Arbitration and claim settlements" on the Company's unaudited Condensed Consolidated Statements of Operations.

Balance Sheet and Cash Flow
The Company’s consolidated cash and cash equivalents position as of September 30, 2019, totaled $46.1 million, compared with $53.1 million at December 31, 2018. The Company’s total debt outstanding as of September 30, 2019, totaled $189.4 million, compared with $190.4 million at December 31, 2018.
The Company’s operations provided $42.3 million of cash during the 2019 period, compared with $16.0 million in the 2018 period. The $26.3 million increase in cash provided by operating activities was primarily due to better accounts receivable management and lower working capital requirements, including the positive cash flow impact of the Garden City Group disposal in June 2018, and a decrease in discretionary U.S. and U.K. pension contributions in 2019 compared to 2018. Free cash flow improved by $38.9 million over 2018 for the nine month period.
As expected, the Company made no contributions to its U.S defined benefit pension plan and $0.5 million to its U.K. plans for the 2019 nine month period, compared with contributions of $19.0 million and $4.2 million, respectively, in the 2018 nine month period.
During the nine months ended September 30, 2019, the Company repurchased 1,103,398 shares of CRD-A and 1,680,377 of CRD-B at an average cost of $9.33 and 9.16 per share, respectively.

2019 Guidance
As a result of benign weather continuing into the fourth quarter and slower than expected revenue contribution from new clients, the Company is adjusting its 2019 guidance as follows:

•	Consolidated revenues before reimbursements between $1.00 and $1.05 billion;

•	Net income attributable to shareholders of Crawford & Company between $32.0 and $35.0 million, or $0.63 to $0.68 diluted earnings per CRD-A share, and $0.55 to $0.60 diluted earnings per CRD-B share;

•
Non-GAAP net income attributable to shareholders of Crawford & Company, before arbitration and claim settlements, between $40.0 and $45.0 million, or $0.80 to $0.85 diluted earnings per CRD-A share, and $0.72 to $0.77 diluted earnings per CRD-B share;

•	Consolidated operating earnings between $82.5 and $87.5 million;

•	Consolidated adjusted EBITDA between $115.0 and $120.0 million.

To a significant extent, Crawford’s business depends on case volumes. The Company cannot predict the future trend of case volumes for a number of reasons, including the fact that the frequency and severity of weather-related claims and the occurrence of natural and man-made disasters, which are a significant source of claims and revenue for the Company, are generally not subject to accurate forecasting.

Conference Call
As previously announced, Crawford & Company will host a conference call on November 5, 2019 at 8:30 a.m. Eastern Time to discuss its third quarter 2019 results. The conference call can be accessed live by dialing 1-800-374-2518 and using Conference ID 8497263. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, http://www.crawco.com. The call will be recorded and available for replay through December 5, 2019. You may dial 1-855-859-2056 to listen to the replay.
Non-GAAP Presentation
In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.
Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, loss on disposition of business line, arbitration and claim settlements, income taxes, and net income or loss attributable to noncontrolling interests and redeemable noncontrolling interests.
Gross profit is defined as revenues less direct expenses which exclude indirect overhead expenses allocated to the business. Indirect expenses consist of centralized administrative support costs, regional and local shared services that are allocated to each segment based on usage.
Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with recurring adjustments for depreciation and amortization, net corporate interest expense, income taxes and stock-based compensation expense and foreign exchange fluctuations. Additionally, adjustments for non-recurring expenses for arbitration and claim settlements, loss on disposition of business line and the disposed GCG business results have been included in the calculation of adjusted EBITDA.
Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, certain unallocated professional fees, and certain self-insurance costs and recoveries that are not allocated to our individual operating segments.

Income taxes, net corporate interest expense, stock option expense, and amortization of customer-relationship intangible assets are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services, and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings in order to better assess the results of each segment's operating activities on a consistent basis.

A significant portion of our operations are international. These international operations subject us to foreign exchange fluctuations. The following table illustrates revenue as a percentage of total revenue for the major currencies of the geographic areas that Crawford does business:

		Three Months Ended				Nine Months Ended
(in thousands)		September 30, 2019		September 30, 2018		September 30, 2019		September 30, 2018
Geographic Area	Currency	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total
U.S.	USD	$146,177	57.4%	$143,144	56.1%	$432,292	57.0%	$466,541	57.8%
U.K.	GBP	30,844	12.1%	32,631	12.8%	93,967	12.4%	97,538	12.0%
Canada	CAD	28,350	11.1%	29,158	11.4%	87,037	11.5%	92,454	11.5%
Australia	AUD	18,648	7.3%	18,859	7.4%	54,223	7.1%	53,838	6.7%
Europe	EUR	13,816	5.4%	14,034	5.5%	40,002	5.3%	42,764	5.3%
Rest of World	Various	16,842	6.6%	17,203	6.7%	51,095	6.7%	54,042	6.7%
Total Revenues, before reimbursements		$254,677	100%	$255,029	100%	$758,616	100%	$807,177	100%

Following is a reconciliation of segment and consolidated operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis. The reconciliation of full year 2019 guidance is to the midpoint of the guidance range.

	Three months ended		Nine months ended		Midpoint
(in thousands)	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018	Guidance 2019
Operating earnings:
Crawford TPA Solutions	$9,347	$8,055	$21,106	$24,014
Crawford Claims Solutions	2,661	(135)	4,058	5,110
Crawford Specialty Solutions	13,301	14,363	38,108	34,423
Unallocated corporate and shared costs, net	(1,649)	(5,798)	(2,393)	(7,316)
Consolidated operating earnings	23,660	16,485	60,879	56,231	$85,000
(Deduct) Add:
Net corporate interest expense	(3,162)	(2,398)	(8,346)	(7,402)	(10,800)
Stock option expense	(450)	(393)	(1,348)	(1,355)	(1,900)
Amortization expense	(2,829)	(2,786)	(8,429)	(8,342)	(11,200)
Arbitration and claim settlements	(1,200)	—	(12,552)	—	(12,552)
Loss on disposition of business line	—	(1,201)	—	(18,996)	—
Income taxes	(5,328)	(1,828)	(11,120)	(6,255)	(16,000)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	355	17	713	159	952
Net income attributable to shareholders of Crawford & Company	$11,046	$7,896	$19,797	$14,040	$33,500

Following is a reconciliation of net income attributable to shareholders of Crawford & Company on a GAAP basis to non-GAAP adjusted EBITDA. The reconciliation of full year 2019 guidance is to the midpoint of the guidance range.

	Three months ended		Nine months ended		Midpoint
(in thousands)	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018	Guidance 2019
Net income attributable to shareholders of Crawford & Company	$11,046	$7,896	$19,797	$14,040	$33,500
Add (Deduct):
Depreciation and amortization	10,236	10,644	30,086	33,284	40,648
Stock-based compensation	1,211	1,483	2,610	4,838	4,000
Net corporate interest expense	3,162	2,398	8,346	7,402	10,800
Arbitration and claim settlements	1,200	—	12,552	—	12,552
Loss on disposition of business line	—	1,201	—	18,996	—
Income taxes	5,328	1,828	11,120	6,255	16,000
Foreign exchange fluctuations	272	—	816	—	—
Removal of the impact of the disposed GCG business	—	—	—	1,007	—
Non-GAAP adjusted EBITDA	$32,455	$25,450	$85,327	$85,822	$117,500

Following is a reconciliation of operating cash flow to free cash flow for the nine months ended September 30, 2019 and September 30, 2018:

NIne Months Ended
(in thousands)	September 30, 2019	September 30, 2018	Change
Net Cash Provided by Operating Activities	$42,325	$16,027	$26,298
Less:
Property & Equipment Purchases, net	(5,664)	(12,406)	6,742
Capitalized Software (internal and external costs)	(7,276)	(13,098)	5,822
Free Cash Flow	$29,385	$(9,477)	$38,862

Following are the reconciliations of GAAP Revenue, Operating Earnings, Pretax Earnings, Net Income and Earnings Per Share to related non-GAAP Adjusted figures, which reflect 2019 on a constant dollar basis before arbitration and claim settlements and exclude the results of the disposal of the GCG business and the loss on disposition of business line for the three and nine months ended September 30, 2018.

Three months ended September 30, 2019
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$254,677	$23,660	$16,019	$11,046	$0.21	$0.19
Adjustments:
Arbitration and claim settlements	—	—	1,200	887	0.02	0.02
Foreign exchange fluctuations	7,322	347	272	214	—	—
Non-GAAP Adjusted	$261,999	$24,007	$17,491	$12,147	$0.23	$0.21

Three months ended September 30, 2018
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$255,029	$16,485	$9,707	$7,896	$0.15	$0.13
Adjustments:
Loss on disposition of business line, net of tax of $303	—	—	1,201	898	0.02	0.02
Non-GAAP Adjusted	$255,029	$16,485	$10,908	$8,794	$0.17	$0.15

Nine months ended September 30, 2019
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$758,616	$60,878	$30,204	$19,797	$0.39	$0.33
Adjustments:
Arbitration and claim settlements	—	—	12,552	9,276	0.17	0.17
Foreign exchange impacts	19,501	939	816	463	0.01	0.01
Non-GAAP Adjusted	$778,117	$61,817	$43,572	$29,536	$0.57	$0.51

Nine months ended September 30, 2018
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$807,177	$56,231	$20,136	$140,040	$0.28	$0.22
Adjustments:
Loss on disposition of business line, net of tax of $4,796	—	—	18,996	14,200	0.25	0.25
GCG business results	(29,875)	3,935	3,932	2,670	0.05	0.05
Retained corporate overhead charged to GCG	—	(2,925)	(2,925)	(1,986)	(0.04)	(0.04)
Non-GAAP Adjusted	$777,302	$57,241	$40,139	$154,924	$0.54	$0.48

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share.

	Three months ended		Nine months ended
(in thousands)	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	30,645	30,713	30,701	30,829
Class B Common Stock	22,831	24,446	23,071	24,455
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	31,140	31,390	31,116	31,451
Class B Common Stock	22,831	24,446	23,071	24,455

Further information regarding the Company’s operating results for the quarter and nine months ended September 30, 2019, and financial position as of September 30, 2019, and cash flows for the nine months ended September 30, 2019 is shown on the attached unaudited condensed consolidated financial statements.
About Crawford & Company
Based in Atlanta, Georgia, Crawford & Company (www.crawco.com) is the world's largest publicly listed independent provider of claims management and outsourcing solutions to the risk management and insurance industry, as well as to self-insured entities, with an expansive global network serving clients in more than 70 countries.
The Company’s shares are traded on the NYSE under the symbols CRD-A and CRD-B. The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class.
Earnings per share may be different between CRD-A and CRD-B due to the payment of a higher per share dividend on CRD-A than CRD-B, and the impact that has on the earnings per share calculation according to generally accepted accounting principles.
FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended September 30,	2019	2018	% Change

Revenues:
Revenues Before Reimbursements	$254,677	$255,029	—%
Reimbursements	11,165	9,834	14%
Total Revenues	265,842	264,863	—%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	180,849	179,238	1%
Reimbursements	11,165	9,834	14%
Total Costs of Services	192,014	189,072	2%

Selling, General, and Administrative Expenses	52,564	63,247	(17)%
Corporate Interest Expense, Net	3,162	2,398	32%
Arbitration and claim settlements	1,200	—	nm
Loss on Disposition of Business Line	—	1,201	nm
Total Costs and Expenses	248,940	255,918	(3)%

Other (Expense) Income	(883)	762	(216)%

Income Before Income Taxes	16,019	9,707	65%
Provision for Income Taxes	5,328	1,828	191%

Net Income	10,691	7,879	36%

Net Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	355	17	1,988%

Net Income Attributable to Shareholders of Crawford & Company	$11,046	$7,896	40%

Earnings Per Share - Basic:
Class A Common Stock	$0.22	$0.15	47%
Class B Common Stock	$0.19	$0.13	46%

Earnings Per Share - Diluted:
Class A Common Stock	$0.21	$0.15	40%
Class B Common Stock	$0.19	$0.13	46%

Cash Dividends Per Share:
Class A Common Stock	$0.07	$0.07	—%
Class B Common Stock	$0.05	$0.05	—%

nm = not meaningful

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Nine Months Ended September 30,	2019	2018	% Change

Revenues:
Revenues Before Reimbursements	$758,616	$807,177	(6)%
Reimbursements	31,449	41,282	(24)%
Total Revenues	790,065	848,459	(7)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	533,664	574,380	(7)%
Reimbursements	31,449	41,282	(24)%
Total Costs of Services	565,113	615,662	(8)%

Selling, General, and Administrative Expenses	171,407	188,907	(9)%
Corporate Interest Expense, Net	8,346	7,402	13%
Arbitration and claim settlements	12,552	—	nm
Loss on Disposition of Business line	—	18,996	nm
Total Costs and Expenses	757,418	830,967	(9)%

Other (Expense) Income	(2,443)	2,644	(192)%

Income Before Income Taxes	30,204	20,136	50%
Provision for Income Taxes	11,120	6,255	78%

Net Income	19,084	13,881	37%

Net Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	713	159	348%

Net Income Attributable to Shareholders of Crawford & Company	$19,797	$14,040	41%

Earnings Per Share - Basic:
Class A Common Stock	$0.39	$0.28	39%
Class B Common Stock	$0.33	$0.22	50%

Earnings Per Share - Diluted:
Class A Common Stock	$0.39	$0.28	39%
Class B Common Stock	$0.33	$0.22	50%

Cash Dividends Per Share:
Class A Common Stock	$0.21	$0.21	—%
Class B Common Stock	$0.15	$0.15	—%

nm = not meaningful

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2019 and December 31, 2018
Unaudited
(In Thousands, Except Par Values)

	September 30,	December 31,
	2019	2018
ASSETS

Current Assets:
Cash and Cash Equivalents	$46,101	$53,119
Accounts Receivable, Net	131,329	131,117
Unbilled Revenues, at Estimated Billable Amounts	115,672	108,291
Income Taxes Receivable	4,084	4,084
Prepaid Expenses and Other Current Assets	24,253	24,237
Total Current Assets	321,439	320,848

Net Property and Equipment	32,035	34,303

Other Assets:
Operating Lease Right-of-Use Asset, Net	93,610	—
Goodwill	97,152	96,890
Intangible Assets Arising from Business Acquisitions, Net	76,529	85,023
Capitalized Software Costs, Net	66,352	72,210
Deferred Income Tax Assets	19,687	22,146
Other Noncurrent Assets	68,687	70,022
Total Other Assets	422,017	346,291

Total Assets	$775,491	$701,442

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$33,606	$23,195
Accounts Payable	31,178	37,834
Operating Lease Liability	30,073	—
Accrued Compensation and Related Costs	66,559	66,530
Self-Insured Risks	14,873	15,246
Income Taxes Payable	2,236	3,145
Deferred Rent	—	15,919
Other Accrued Liabilities	37,242	32,391
Deferred Revenues	29,007	30,961
Current Installments of Finance Leases	13	89
Total Current Liabilities	244,787	225,310

Noncurrent Liabilities:
Long-Term Debt and Finance Leases, Less Current Installments	155,761	167,126
Operating Lease Liability	78,371	—
Deferred Revenues	23,839	21,713
Accrued Pension Liabilities	71,093	74,323
Other Noncurrent Liabilities	29,761	32,024
Total Noncurrent Liabilities	358,825	295,186

Redeemable Noncontrolling Interests	4,846	5,500

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	30,420	30,927
Class B Common Stock, $1.00 Par Value	22,727	24,408
Additional Paid-in Capital	62,716	58,793
Retained Earnings	260,621	273,607
Accumulated Other Comprehensive Loss	(212,122)	(216,447)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	164,362	171,288
Noncontrolling Interests	2,671	4,158
Total Shareholders’ Investment	167,033	175,446

Total Liabilities and Shareholders’ Investment	$775,491	$701,442

CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES
Unaudited
(In Thousands, Except Percentages)

Three Months Ended September 30,

	Crawford TPA Solutions		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2019	2018	Change	2019	2018	Change	2019	2018	Change

Revenues Before Reimbursements	$99,495	$100,271	(0.8)%	$86,250	$85,332	1.1%	$68,932	$69,426	(0.7)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	58,594	59,146	(0.9)%	56,985	56,306	1.2%	35,993	34,758	3.6%
% of Revenues Before Reimbursements	58.9%	59.0%		66.1%	66.0%		52.2%	50.1%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	31,554	33,070	(4.6)%	26,604	29,161	(8.8)%	19,638	20,305	(3.3)%
% of Revenues Before Reimbursements	31.7%	33.0%		30.8%	34.2%		28.5%	29.2%

Total Operating Expenses	90,148	92,216	(2.2)%	83,589	85,467	(2.2)%	55,631	55,063	1.0%

Operating Earnings (1)	$9,347	$8,055	16.0%	$2,661	$(135)	(2,071.1)%	$13,301	$14,363	(7.4)%
% of Revenues Before Reimbursements	9.4%	8.0%		3.1%	(0.2)%		19.3%	20.7%

Nine Months Ended September 30,

	Crawford TPA Solutions		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2019	2018	Change	2019	2018	Change	2019	2018	Change

Revenues Before Reimbursements	$296,807	$303,152	(2.1)%	$255,572	$268,888	(5.0)%	$206,237	$235,137	(12.3)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	177,911	177,706	0.1%	168,951	176,778	(4.4)%	106,003	120,821	(12.3)%
% of Revenues Before Reimbursements	59.9%	58.6%		66.1%	65.7%		51.4%	51.4%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	97,790	101,432	(3.6)%	82,563	87,000	(5.1)%	62,126	79,893	(22.2)%
% of Revenues Before Reimbursements	32.9%	33.5%		32.3%	32.4%		30.1%	34.0%

Total Operating Expenses	275,701	279,138	(1.2)%	251,514	263,778	(4.6)%	168,129	200,714	(16.2)%

Operating Earnings (1)	$21,106	$24,014	(12.1)%	$4,058	$5,110	(20.6)%	$38,108	$34,423	10.7%
% of Revenues Before Reimbursements	7.1%	7.9%		1.6%	1.9%		18.5%	14.6%
(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, loss on disposition of business line, arbitration and claim settlements, and certain unallocated corporate and shared costs and credits. See pages 5-7 for additional information about segment operating earnings.

CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT AND INDIRECT COSTS
Unaudited
(In Thousands, Except Percentages)

Three Months Ended September 30,

	Crawford TPA Solutions		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2019	2018	Change	2019	2018	Change	2019	2018	Change

Revenues Before Reimbursements	$99,495	$100,271	(0.8)%	$86,250	$85,332	1.1%	$68,932	$69,426	(0.7)%

Direct Expense	72,785	73,738	(1.3)%	66,498	67,635	(1.7)%	44,130	43,503	1.4%
% of Revenues Before Reimbursements	73.2%	73.5%		77.1%	79.3%		64.0%	62.7%

Segment Gross Profit	26,710	26,533	0.7%	19,752	17,697	11.6%	24,802	25,923	(4.3)%
% of Revenues Before Reimbursements	26.8%	26.5%		22.9%	20.7%		36.0%	37.3%

Indirect Costs	17,363	18,478	(6.0)%	17,091	17,832	(4.2)%	11,501	11,560	(0.5)%
% of Revenues Before Reimbursements	17.5%	18.4%		19.8%	20.9%		16.7%	16.7%

Operating Earnings (1)	$9,347	$8,055	16.0%	$2,661	$(135)	(2,071.1)%	$13,301	$14,363	(7.4)%
% of Revenues Before Reimbursements	9.4%	8.0%		3.1%	(0.2)%		19.3%	20.7%

NIne Months Ended September 30,

	Crawford TPA Solutions		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2019	2018	Change	2019	2018	Change	2019	2018	Change

Revenues Before Reimbursements	$296,807	$303,152	(2.1)%	$255,572	$268,888	(5.0)%	$206,237	$235,137	(12.3)%

Direct Expense	220,956	223,681	(1.2)%	199,190	211,725	(5.9)%	133,771	155,583	(14.0)%
% of Revenues Before Reimbursements	74.4%	73.8%		77.9%	78.7%		64.9%	66.2%

Segment Gross Profit	75,851	79,471	(4.6)%	56,382	57,163	(1.4)%	72,466	79,554	(8.9)%
% of Revenues Before Reimbursements	25.6%	26.2%		22.1%	21.3%		35.1%	33.8%

Indirect Costs	54,745	55,457	(1.3)%	52,324	52,053	0.5%	34,358	45,131	(23.9)%
% of Revenues Before Reimbursements	18.4%	18.3%		20.5%	19.4%		16.7%	19.2%

Operating Earnings (1)	$21,106	$24,014	(12.1)%	$4,058	$5,110	(20.6)%	$38,108	$34,423	10.7%
% of Revenues Before Reimbursements	7.1%	7.9%		1.6%	1.9%		18.5%	14.6%
(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, loss on disposition of business line, arbitration and claim settlements and certain unallocated corporate and shared costs and credits. See pages 5-7 for additional information about segment operating earnings.

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine Months Ended September 30, 2019 and September 30, 2018
Unaudited
(In Thousands)

	2019	2018
Cash Flows From Operating Activities:
Net Income	$19,084	$13,881
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	30,086	33,284
Stock-Based Compensation Costs	2,610	4,838
Loss on Disposition of Business Line	—	18,996
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Accounts Receivable, Net	1,108	12,811
Unbilled Revenues, Net	(8,740)	(26,156)
Accrued or Prepaid Income Taxes	443	788
Accounts Payable and Accrued Liabilities	(4,361)	(10,665)
Deferred Revenues	514	(2,068)
Accrued Retirement Costs	1,545	(26,486)
Prepaid Expenses and Other Operating Activities	36	(3,196)
Net Cash Provided by Operating Activities	42,325	16,027

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment	(5,664)	(12,406)
Cash Proceeds from Disposition of Business Line	—	40,275
Capitalization of Computer Software Costs	(7,276)	(13,098)
Payments for Business Acquisitions, Net of Cash Acquired	(2,296)	(2,500)
Other Investing Activities	—	(218)
Net Cash (Used in) Provided by Investing Activities	(15,236)	12,053

Cash Flows From Financing Activities:
Cash Dividends Paid	(9,894)	(10,159)
Proceeds from Shares Purchased Under Employee Stock-Based Compensation Plans	1,909	1,301
Repurchases of Common Stock	(25,673)	(7,715)
Increases in Short-Term and Revolving Credit Facility Borrowings	65,449	89,554
Payments on Short-Term and Revolving Credit Facility Borrowings	(64,962)	(100,895)
Payments on Finance Lease Obligations	(106)	(361)
Dividends Paid to Noncontrolling Interests	(458)	(349)
Net Cash Used In Financing Activities	(33,735)	(28,624)

Effects of Exchange Rate Changes on Cash and Cash Equivalents	(372)	(128)
Decrease in Cash and Cash Equivalents	(7,018)	(672)
Cash and Cash Equivalents at Beginning of Year	53,119	54,011
Cash and Cash Equivalents at End of Period	$46,101	$53,339